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                                                                   Exhibit 10.17

                                                 [Execution]

                               AMENDMENT NO. 1 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of November 5, 2004 by and among Haynes International, Inc., a Delaware corporation ("Haynes Parent"), Haynes Wire Company, a Delaware corporation ("Haynes Wire" and together with Haynes Parent, each individually, a "Borrower" and collectively, "Borrowers"), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, "Agent").

                               W I T N E S S E T H

     WHEREAS, Haynes Parent has entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Haynes Parent as set forth in, and subject to the terms and conditions of, the Amended and Restated Loan and Security Agreement, dated August 31, 2004, by and among Agent, Lenders, Bank One, NA, in its capacity as documentation agent for Lenders, and Haynes Parent ( as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

     WHEREAS, Haynes Parent has formed Haynes Wire, which is a wholly-owned subsidiary of Haynes Parent; and

     WHEREAS, Haynes Parent and Haynes Wire have requested that Agent and Lenders consent to the acquisition by Haynes Wire of certain assets of the Sellers (as hereinafter defined) pursuant to the Branford Purchase Documents (as hereinafter defined) and enter into certain amendments to the Financing Agreements in connection therewith; and

     WHEREAS, Haynes Parent and Haynes Wire have requested that Agent and Lenders provide certain consents and agree to certain amendments to the Loan Agreement in connection with the formation of Haynes Wire, the addition of Haynes Wire as an additional party to the Loan Agreement as a Borrower and certain of the other Financing Agreements and certain related matters, and Agent and Lenders are willing to provide such consents and agree to such amendments, subject to the terms and conditions herein; and

     WHEREAS, by this Amendment No. 1, Haynes Parent, Haynes Wire, Agent and Lenders desire and intend to evidence such consents and amendments;

     NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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     Section 1.  DEFINITIONS.

     1.1 DEFINED TERMS. For purposes of this Amendment No. 1, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement.

     1.2 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement is hereby amended to include the following definitions:

           (a) "Amendment No. 1" shall mean Amendment No. 1 to Amended and Restated Loan and Security Agreement by and among Haynes Parent, Haynes Wire, Agent and Lenders, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           (b) "Branford Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of October 28, 2004, by and among Haynes Wire, Sellers and Richard Harcke, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           (c) "Branford Purchased Assets" shall mean, collectively, the "Acquired Assets", as such term is defined in the Branford Purchase Agreement as in effect on the date hereof.

           (d) "Branford Purchase Documents" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the Branford Purchase Agreement, (ii) all bills of sale, deeds, and such instruments of transfer as are referred to therein, and (iii) all side letters with respect thereto and all other agreements, documents and instruments executed and/or delivered by Sellers, Richard Harcke or Borrowers in connection therewith; PROVIDED, THAT, the term "Branford Purchase Documents" shall not include this Amendment No. 1 or any of the other Financing Agreements.

           (e) "Haynes Parent" shall mean Haynes International, Inc., a Delaware corporation, and its successors and assigns.

           (f) "Haynes Parent Borrowing Base" shall mean, at any time, the amount equal to:

                  (i) eighty-five (85%) percent of the Eligible Accounts of Haynes Parent, plus

                  (ii) the lesser of: (A) the sum of (1) the Kokomo Facility Inventory Availability, plus (2) the Arcadia Facility Inventory Availability, plus (3) the Service Center Inventory Availability or (B) the Inventory Loan Limit applicable to Haynes Parent, plus

                  (iii) Haynes Parent Fixed Asset Availability, less

                  (iv)  Reserves attributable to Haynes Parent.

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For purposes only of applying the Inventory Loan Limit as to Haynes Parent,
Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations issued for the purpose of purchasing Eligible Inventory of Haynes Parent as Loans to Haynes Parent to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory of Haynes Parent being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of Haynes Parent shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of Haynes Parent or the perpetual inventory record maintained by Haynes Parent.

           (g) "Haynes Parent Excess Availability" shall mean at any time and without duplication, the sum of:

                  (i) the amount calculated at such time equal to: (A) the lesser of: (1) the Haynes Parent Borrowing Base and (2) the Maximum Credit minus the then outstanding Loans to Haynes Wire (in each case under (1) or (2) after giving effect to any applicable Reserves), minus (B) the sum of: (1) the amount of the then outstanding and unpaid principal amount of the Loans to Haynes Parent (other than Equipment Purchase Loans) and the undrawn amount of Letter of Credit Accommodations issued on behalf or for the benefit of Haynes Parent, plus
(2) the aggregate amount of all payables or other obligations of Haynes Parent outstanding more than forty-five (45) days after the due date therefor as of such time (and for this purpose the due date for payables incurred prior to the commencement of the Chapter 11 Case (or during the course thereof) will be the date for payment of such payables as established pursuant to the Plan and the claims administration process provided for in the Chapter 11 Case and as to those payables or other obligations that are subject to a dispute or are not otherwise allowed, prior to the establishment of the due date for such payables or other obligations pursuant to the Plan and the claims administration process, such payables and other obligations shall not be deemed outstanding more than forty-five (45) days after the due date therefor for purposes of this definition), plus (3) the amount of checks issued by Haynes Parent to pay payables and other obligations which are more than such number of days past due, but not yet sent (without duplication of amounts included in clause (i)(B)(2) herein); plus

                  (ii) the amount calculated at such time equal to the total amount available for Utilisation (as such term is defined in the UK Financing Agreements), subject to the limitations contained in Sections 5.3 and 5.5 of the Facility Agreement referred to in the definition of the UK Financing Agreements, after giving effect to all then outstanding Utilisations and net of the aggregate of all Past Due Payables (as such term is defined in the UK Financing Agreements).

           (h) "Haynes Parent Fixed Asset Availability" shall mean $15,949,276; PROVIDED, THAT, effective on the first day of each month after the date hereof the Haynes Parent Fixed Asset Availability shall be reduced by the amount equal to $231,681 on the first day of each such month.

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           (i) "Haynes Wire" shall mean Haynes Wire Company, a Delaware corporation, and its successors and assigns.

           (j) "Haynes Wire Borrowing Base" shall mean, at any time, the amount equal to:

                  (i) eighty-five (85%) percent of the Eligible Accounts of Haynes Wire, plus

                  (ii) the lesser of: (A) sixty (60%) percent multiplied by the Value of the Eligible Inventory of Haynes Wire, (B) eighty-five (85%) percent of the Net Recovery Percentage of Eligible Inventory of Haynes Wire or
(C)the Inventory Loan Limit applicable to Haynes Wire, plus

                  (iii) the Haynes Wire Fixed Asset Availability, less

                  (iv)  Reserves attributable to Haynes Wire.

For purposes only of applying the Inventory Loan Limit as to Haynes Wire, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations issued for the purpose of purchasing Eligible Inventory of Haynes Wire as Loans to Haynes Wire to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory of Haynes Wire being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of Haynes Wire shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of Haynes Wire or the perpetual inventory record maintained by Haynes Wire.

           (k) "Haynes Wire Excess Availability" shall mean at any time and without duplication, the amount calculated at such time equal to:

                  (i)   the lesser of: (A) the Haynes Wire Borrowing Base and
(B) the amount equal to the Maximum Credit minus the then outstanding Loans to Haynes Parent (in each case under (A) or (B) after giving effect to any applicable Reserves), minus

                  (ii) the sum of: (A) the amount of the then outstanding and unpaid principal amount of the Loans to Haynes Wire (other than Equipment Purchase Loans) and the undrawn amount of Letter of Credit Accommodations issued on behalf or for the benefit of Haynes Wire, plus (B) the aggregate amount of all payables or other obligations of Haynes Wire outstanding more than forty-five (45) days after the due date therefor as of such time, plus (C) the amount of checks issued by Haynes Wire to pay payables and other obligations which are more than such number of days past due, but not yet sent (without duplication of amounts included in clause (i)(B)(2) herein).

           (l) "Haynes Wire Fixed Asset Availability" shall mean shall mean $2,165,000; PROVIDED, THAT, effective on the first day of each month after December 31, 2004 the Haynes Wire

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Fixed Asset Availability shall be reduced by the amount equal to $30,069 on the first day of each such month.

           (m) "Sellers" shall mean, collectively, the following (together with their respective successors and assigns): (i) Branford Wire and Manufacturing Company, a Connecticut corporation and (ii) Carolina Industries, Inc., a Connecticut corporation; sometimes being referred to herein individually as a "Seller".

     1.3 AMENDMENTS TO DEFINITIONS. Each of the defined terms below shall be deemed to be amended and restated in their entirety to have the meaning as to such term set forth below.

           (a) "Borrower" and "Borrowers" shall mean Haynes Parent and Haynes Wire, individually and collectively, and jointly and severally, except for purposes of Sections 1.25, 1.33, 1.41, 1.43, 1.45, 1.65, 1.95(a), 1.112, 2.1(b),
8.16, 9.6(a) (but only to the extent of the financial statements referenced therein), 9.17 and 9.18, where the references to Borrower shall mean only Haynes Parent.

           (b) "Borrowing Base" shall mean, at any time, collectively, the Haynes Parent Borrowing Base and the Haynes Wire Borrowing Base at such time.

           (c) "Collateral" shall mean, collectively, "Collateral" as defined in Section 5 hereof and "Collateral" as described in Section 4 of Amendment No. 1.

           (d) "Financing Agreements" shall mean, collectively, this Agreement, Amendment No. 1 and all notes, guarantees, security agreements, Deposit Account Control Agreements, Investment Property Control Agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection with this Agreement.

           (e) "Fixed Asset Availability" shall mean, at any time, collectively, the Haynes Parent Fixed Asset Availability and the Haynes Wire Fixed Asset Availability at such time.

           (f) "Information Certificate" shall mean, collectively, the Information Certificate of Parent constituting Exhibit C hereto and the Information Certificate of Haynes Wire constituting Exhibit B to Amendment No.
1. each containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

           (g) "Inventory Loan Limit" shall mean at any time, (i) as to Haynes Parent, the amount equal to (A) $70,000,000 minus (B) the sum of (1) the US Dollar Equivalent of the then outstanding amount of loans to Haynes UK (and including letter of credit accommodations to the extent provided in its borrowing base as such term is defined in the UK Financing Agreements) based on eligible inventory (as such term is defined in the UK Financing Agreements) of Haynes UK and (2) the then outstanding amount of Loans to Haynes Wire (and including Letter of Credit Accommodations to the extent provided in Haynes Wire Borrowing Base) based on Eligible Inventory of Haynes Wire and (ii) as to Haynes Wire, the amount equal to (A) $70,000,000 minus (B) the sum of (1) the US Dollar Equivalent of the then outstanding amount of loans to

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Haynes UK (and including letter of credit accommodations to the extent provided in its borrowing base as such term is defined in the UK Financing Agreements ) based on eligible inventory (as such term is defined in the UK Financing Agreements) of Haynes UK plus (2) the then outstanding amount of Loans to Haynes Parent (and including Letter of Credit Accommodations to the extent provided in Haynes Parent Borrowing Base) based on Eligible Inventory of Haynes Parent.

           (h) "Maximum Credit" shall mean $110,000,000.

           (i) "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith, by Haynes Parent in favor of Agent with respect to the Real Property and related assets of Haynes Parent located in Kokomo, Indiana, (b) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith, by Haynes Parent in favor of Agent with respect to the Real Property and related assets of Haynes Parent located in Arcadia, Louisiana, and (c) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date of Amendment No. 1, by Haynes Wire in favor of Agent with respect to the Real Property of Haynes Wire located in Mountain Home, North Carolina.

           (j) "Tranche A Commitment" shall mean, with respect to each Lender, the principal amount set forth opposite such Lender's name on Schedule 1.134 hereto and designated "Tranche A Commitment" or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted in accordance with the terms hereof; sometimes being collectively referred to as "Tranche A Commitments".

           (k) "Tranche A Loan Limit" shall mean at any time the amount equal to the lesser of: (i) $95,000,000 or (ii) the aggregate amount of the Borrowing Base of Borrowers at such time.

           (l) "Tranche B Borrowing Base" shall mean, as to each Borrower, the amount equal to (i) such Borrower's Borrowing Base minus (ii) the Tranche A Loans then outstanding to such Borrower.

     Section 2. CONSENTS. Subject to the terms and conditions contained herein, to the extent such consents are or may be required under the Loan Agreement, Agent and Lenders hereby consent to:

     2.1 the formation by Haynes Parent of Haynes Wire, as a wholly-owned subsidiary of Haynes Parent, and the investments made by Haynes Parent in Haynes Wire in connection with the initial capitalization of Haynes Wire and the purchase of the Branford Purchased Assets; and

     2.2 the purchase by Haynes Wire of the Branford Purchased Assets pursuant to the terms of the Branford Purchase Documents as in effect on the date hereof.

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     Section 3.   ASSUMPTION OF OBLIGATIONS AND ACKNOWLEDGEMENT OF FINANCING
AGREEMENTS.  Haynes Wire hereby expressly:

     3.1 assumes and agrees to be directly liable to Agent and Lenders, jointly and severally, with Haynes Parent, for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements;

     3.2 agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to Borrower; and

     3.3 agrees that Agent and Lenders shall have all rights, remedies and interests, including security interests in and to the Collateral granted pursuant to Section 4 hereof, the Loan Agreement and the other Financing Agreements, with respect to Haynes Wire and its properties and assets with the same force and effect as Agent and Lenders have with respect to Haynes Parent and its assets and properties.

     Section 4.   GRANT OF SECURITY INTEREST.

     4.1 Without limiting the provisions of Section 3 hereof, the Loan Agreement and the other Financing Agreements, to secure payment and performance of its Secured Obligations, Haynes Wire hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, all personal property and fixtures, and interests in personal property and fixtures, of Haynes Wire, whether now owned or hereafter acquired or existing, and wherever located, including without limitation, the following:

           (a) all Accounts;

           (b) all general intangibles, including, without limitation, all Intellectual Property;

           (c) all goods, including, without limitation, Inventory and Equipment;

           (d) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

           (e) all instruments, including, without limitation, all promissory notes;

           (f) all documents;

           (g) all deposit accounts;

           (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

           (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or

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secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

           (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Haynes Wire now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Haynes Wire, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

           (k) all commercial tort claims listed on Schedule 4.1 hereto;

           (l) to the extent not otherwise described above, all Receivables;

           (m) all Records; and

           (n) all products and proceeds of the foregoing, in any form, including insurance proceeds (other than business interruption insurance proceeds) and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral described above, it being understood and agreed that for the purposes of this grant, the term "Borrower" as the same appears in the definitions of Accounts, Intellectual Property, Inventory, Equipment, Receivables and Records which are incorporated herein by reference to the Loan Agreement shall mean Haynes Wire.

     4.2 Without limiting the generality of the foregoing, the Collateral shall include, and Haynes Wire hereby grants (and Haynes Parent hereby confirms its grant of) a security interest in and lien upon, to Agent, for the benefit of the Secured Parties, to secure payment in full of all of the Secured Obligations, all of such Borrower's now existing or hereafter arising right, title and interest in and to each of the Branford Purchase Documents and all proceeds thereunder, including, but not limited to, (a) all rights of such Borrower to receive monies due to become due to it thereunder or in connection therewith; (b) all rights of such Borrower to indemnification and claims for damages or other relief pursuant to or in respect of the Branford Purchase Documents; (c) all rights of such Borrower to perform and exercise all remedies thereunder and to require performance by the other parties to the Branford Purchase Documents of its obligations thereunder; and (d) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing. The grant of security interest and lien is provided only as security for the Secured Obligations and, therefore shall not subject Agent or any Lender to, or transfer or pass to Agent or any Lender, or in any way affect or modify, the liability of a Borrower under any of the Branford Purchase Documents. In no event shall the grant of the security interest and lien provided for herein or the exercise by Agent or any Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation of Agent or any Lender to any of the other parties to the Branford Purchase Documents or any other persons.

     4.3 Notwithstanding anything to the contrary set forth in Section 4.1 above, the types or items of Collateral described in such Section shall not include:

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           (a) any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (A) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other applicable law or (B) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of a Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Receivables);

           (b) trademark or servicemark applications that have been filed with the U.S. Patent and Trademark Office on the basis of an "intent-to-use" with respect to such marks, unless and until a statement of use or amendment to allege use is filed or any other filing is made or circumstances otherwise change so that the interests of Haynes Wire in such marks is no longer on an "intent-to-use" basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and liens granted by Haynes Wire to Agent hereunder.

     4.4 Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent as the secured party and such Borrower as Debtor, as Agent may require, and including any other information with respect to such Borrower or otherwise required by Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Such financing statements may describe the Collateral in the same manner as described herein or in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Agent in connection herewith or therewith. Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Agent to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower as debtor includes assets and properties of such Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.

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     Section 5.   AMENDMENTS TO LOAN AGREEMENT.

     5.1 Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

             "(a) Subject to and upon the terms and conditions contained herein, each Tranche A Lender severally (and not jointly) agrees to make its Pro Rata Share of Tranche A Loans to: (i) Haynes Parent from time to time in amounts requested by Haynes Parent in the aggregate amount for the Tranche A Loans of all Tranche A Lenders of up to the lesser of (A) the Borrowing Base of Haynes Parent at such time or (B) the Tranche A Commitments minus the then outstanding Tranche A Loans to Haynes Wire and (ii) Haynes Wire from time to time in amounts requested by or on behalf of Haynes Wire in the aggregate amount for the Tranche A Loans of all Tranche A Lenders of up to the lesser of: (A) the Borrowing Base of Haynes Wire at such time or (B) the Tranche A Commitments minus the then outstanding Tranche A Loans to Haynes Parent."

     5.2 Section 2.1(b) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

             "(b) Subject to and upon the terms and conditions contained herein, each Tranche B Lender severally (and not jointly) agrees to make its Pro Rata Share of Tranche B Loans to: (i) Haynes Parent from time to time in amounts requested by Haynes Parent in the aggregate amount for the Tranche B Loans of all Tranche B Lenders of up to the lesser of (A) the Tranche B Borrowing Base of Haynes Parent at such time and (B) the Tranche B Commitments minus the then outstanding Tranche B Loans to Haynes Wire and
     (ii) Haynes Wire in amounts requested by or on behalf of Haynes Wire in the aggregate amount for the Tranche B Loans of all Tranche B Lenders up to the lesser of (A) the Tranche B Borrowing Base of Haynes Wire at such time and
     (B) the Tranche B Commitments minus the then outstanding Tranche B Loans to Haynes Parent; PROVIDED, THAT, Tranche B Loans will only be made at such time as the then outstanding amount of Trache A Loans equals or exceeds the Tranche A Loan Limit ."

     5.3 Section 2.1(c) of the Loan Agreement is hereby amended by adding new clauses (vii), (viii), (ix) and (x) at the end thereof as follows:

             "(vii) the aggregate principal amount of the Tranche A Loans and Tranche B Loans to Haynes Parent outstanding at any time shall not exceed the Haynes Parent Borrowing Base, (viii) the aggregate principal amount of Tranche A Loans and Tranche B Loans to Haynes Wire outstanding at any time shall not exceed the Haynes Wire Borrowing Base, (ix) the aggregate principal amount of the Loans to Haynes Parent outstanding at any time based on Eligible Inventory of Haynes Parent shall not exceed the Inventory Loan Limit applicable to Haynes Parent, and (x) the aggregate principal amount of the Loans to Haynes Wire

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     outstanding at any time based on Eligible Inventory of Haynes Wire shall not exceed the Inventory Loan Limit applicable to Haynes Wire."

     5.4 Section 2.1(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

             "(d) In the event that the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time exceeds the Maximum Credit, or the aggregate principal amount of the Tranche A Loans and the Tranche B Loans exceeds the Borrowing Base, or the aggregate principal amount of outstanding Tranche A Loans exceeds the Tranche A Loan Limit, or the aggregate principal amount of outstanding Tranche B Loans exceeds the Tranche B Loan Limit, or the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory exceed the Inventory Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate principal amount of the Tranche A Loans and Tranche B Loans applicable to Haynes Parent outstanding at any time exceed the Haynes Parent Borrowing Base, or the aggregate principal amount of Tranche A Loans to Haynes Wire outstanding at any time exceed the Haynes Wire Borrowing Base, or the aggregate principal amount of the Loans to Haynes Parent outstanding at any time based on Eligible Inventory of Haynes Parent exceed the Inventory Loan Limit applicable to Haynes Parent, or the aggregate principal amount of the Loans to Haynes Wire outstanding at any time based on Eligible Inventory of Haynes Wire exceed the Inventory Loan Limit applicable to Haynes Wire, in any case such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded."

     5.5 Section 2.1(e) of the Loan Agreement is hereby amended (a) to delete the reference to the figure "$85,000,000" contained therein and substitute the following therefor: "$95,000,000" and (b) to delete the reference to "and 1.117(b)" and substitute the following therefor: "1.117(b) and 6.4(a)"

     5.6 Section 2.1(f) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

             "(f) The method for calculating the Pro Rata Shares of each Lender as set forth in Section 2.1(e) above shall apply as to each Lender whether or not such Lender has only a Tranche A Commitment, only a Tranche B Commitment or both and shall apply as to such Lender's obligation to make Loans and receive payments (pursuant to any section of this Agreement, including Section 6.4(a)) in respect of such Loans in the circumstances when Section 2.1(e) hereof is applicable regardless of whether any such loans would be deemed to constitute Tranche A Loans or Tranche B Loans and regardless of whether any such payments would otherwise be allocated to Tranche A Loans or Tranche B Loans for purposes of Section 6.4(a) hereof and, for purposes of this
             Section 2.1, regardless of whether such Lender is a Tranche A Lender and/or a Tranche B Lender. Nothing contained herein shall be construed to mean that any Lender that has only a Tranche A Commitment also has a Tranche B Commitment for purposes of the Loan Agreement or that any Lender has only a Tranche A Commitment is a Tranche B Lender for purposes of the Loan Agreement."

     5.7 Section 6.4(a) of the Loan Agreement is hereby amended to add the following at the end thereof: "Notwithstanding anything to the contrary contained in this Agreement, payments with proceeds of Collateral of Haynes Parent shall be applied to the payment of the Obligations of Haynes Parent and payments with proceeds of Collateral of Haynes Wire shall be applied to the payment of the Obligations of Haynes Wire, except (at any time an Event of Default exists or has occurred and is continuing) as Agent may from time to time otherwise determine."

     5.8 Section 9.7(b)(i) of the Loan Agreement is hereby amended by adding the following words thereto at the end thereof: "and transfers of Inventory by Haynes Wire to the Sellers pursuant to the post-closing adjustment contemplated under the Branford Purchase Agreement as in effect on the date of Amendment No. 1."

     5.9   Section 9.10 of the Loan Agreement is hereby amended to add a new
Section 9.10(j) at the end thereof as follows:

             "(j) loans by Haynes Parent to Haynes Wire from time to time on and after the date of Amendment No. 1, PROVIDED, THAT, (i) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (ii) as of the date of any such loan and after giving effect thereto, the Haynes Parent Excess Availability shall be not less than $500,000, (iii) except as Agent may from time to time otherwise agree, Haynes shall not make, and shall not be required to make, any payments in respect of the Indebtedness of Haynes Wire to Haynes Parent arising pursuant to such loans, unless as of the date of any such payments, and after giving effect thereto, the Haynes Wire Excess Availability shall be not less than $250,000, and (iv) except as Agent may from time to time otherwise agree, as of the date of any such loan, or the repayment of any Indebtedness arising pursuant to such loan, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing."

     5.10 Section 9.12(a) of the Loan Agreement is hereby amended to delete the reference to "Sections 9.10(g) and 9.10(h)" contained therein and substitute the following therefor: "Sections 9.10(g), 9.10(h) and 9.10(j).

     5.11 Section 9.16(d)(ii) of the Loan Agreement is hereby amended by adding the following words thereto at the end thereof: "and the other Financing Agreements".

     5.12 Section 13.2 of the Loan Agreement is hereby amended by adding a new clause (n) at the end thereof as follows:

             "(n) From and after the effective date of Amendment No. 1 (i) all payment and indemnity obligations of the "Borrower" contained herein shall constitute the joint and several obligations of each Borrower, and all other obligations of the "Borrower" contained herein shall constitute obligations of each Borrower and (ii) all references to information contained on the "Information Certificate" shall, with respect to each Borrower, be a reference to the Information Certificate delivered by such Borrower."

     Section 6. APPOINTMENT OF HAYNES PARENT AS AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

     6.1 Haynes Wire hereby irrevocably appoints and constitutes Haynes Parent as its agent to request Loans and Letter of Credit Accommodations pursuant to the Loan Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders shall disburse the Loans to such bank account of Haynes Parent or Haynes Wire or otherwise make such Loans and provide such Letter of Credit Accommodations to a Borrower as Haynes Parent may designate or direct. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

     6.2 Haynes Parent hereby accepts the appointment by Haynes Wire to act as the agent of Haynes Wire pursuant to this Section 6. Haynes Parent shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

     6.3 Haynes Wire hereby irrevocably appoints and constitutes Haynes Parent as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

     6.4 Any notice or election, (and any representation, warranty, agreement or undertaking made in connection therewith) by or on behalf of Haynes Wire by Haynes Parent shall be deemed for all purposes to have been made by Haynes Wire, and shall be binding upon and enforceable against Haynes Wire to the same extent as if made directly by Haynes Wire.

     6.5 No purported termination of the appointment of Haynes Parent as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

     Section 7.  SCHEDULES.

     7.1 Each of Schedule 6.6(b) of the Loan Agreement is hereby amended and restated in its entirety by Amended and Restated Schedule 6.6(b) to this Amendment No. 1.

     7.2   Schedule 1.134 hereto is hereby added to the Loan Agreement as
Schedule 1.134 and made a part thereof.

     7.3 AMENDMENT FEE. In addition to all the other fees, charges, interest and expenses payable to Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Agreement, an amendment fee in the amount of $50,000, which fee shall be fully earned and payable on the effective date hereof and may be charged to any loan account of Borrowers.

     Section 8. REPRESENTATIONS AND WARRANTIES. Each Borrower (including Haynes Wire) hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 1), the truth and accuracy of which on the date hereof are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

     8.1 This Amendment No. 1 and each other Agreement or instrument to be executed and delivered by Haynes Parent or Haynes Wire pursuant hereto have been duly authorized, executed and delivered by it, and has been authorized by all necessary action on the part of such Borrower which is a party hereto and thereto (and, if necessary, their respective stockholders) and each such agreement is in full force and effect as of the date hereof, and the agreements and obligations of Haynes Parent and Haynes Wire, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

     8.2 The execution, delivery and performance of this Amendment No. 1 (a) are all within the corporate powers of Haynes Parent and Haynes Wire and (b) are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound.

     8.3 Haynes Wire is a Delaware corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties, if any, and to carry on its business as it is now being conducted.

     8.4 All of the outstanding shares of Capital Stock of Haynes Wire have been duly authorized, validly issued and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind. Haynes Parent is the beneficial and direct owner of record of one hundred (100%) percent of the issued and outstanding shares of Capital Stock of Haynes Wire. There is no debt outstanding that is convertible into Capital Stock of Haynes

Wire, and there are no outstanding rights, options or warrants to acquire any Capital Stock or debt convertible into capital stock of Haynes Wire.

     8.5 After giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing.

     8.6 Haynes Wire has acquired all of the Sellers' rights, title and interest in and to the Branford Purchased Assets, free and clear of all liens, claims, charges and encumbrances in accordance with the Branford Purchase Documents.

     8.7 Neither the execution and delivery of the Branford Purchase Documents, nor the consummation of the transactions contemplated by the Branford Purchase Documents, nor compliance with the provisions of the Branford Purchase Documents or instruments thereunder shall result in (a) the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent, for the benefit of the Secured Parties, or as expressly permitted by Section 9.8 of the Loan Agreement and by the other Financing Agreements or (b) the incurrence, creation or assumption of any Indebtedness of a Borrower, except as expressly permitted under Section 9.9 of the Loan Agreement.

     8.8 All actions and proceedings required by the Branford Purchase Documents, applicable law or regulation have been duly and validly taken and consummated.

     8.9 No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions contemplated in respect of the Branford Purchase Documents and no governmental or other action or proceeding has been threatened or commenced in the United States of America, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Branford Purchase Documents, nor compliance with the provisions thereof, has violated or shall violate any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in respect or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which a Borrower is a party or may be bound, or violate any provision of the organizational documents of a Borrower.

     8.10 Agent has, on or before the date hereof, received from Haynes Wire, true and complete copies of the Branford Purchase Documents and all notices, consents, instruments, documents and agreements relating thereto, including all exhibits and schedules thereto, all as duly executed and delivered by the parties thereto.

     8.11 Borrowers shall take such steps and execute and deliver, such further agreements, documents and instruments as Agent may require in order to more fully evidence, perfect and protect Agent's security interest in, among other Collateral, the Branford Purchased Assets.

     8.12 Each of the Branford Purchase Documents has been duly authorized, executed and delivered by Haynes Wire, and each is in full force and effect as of the date hereof. No material default by Haynes Wire under or with respect to the Branford Purchase Documents exists or has occurred. To the best of the knowledge of Borrowers, no default by any party (other than Haynes Wire) under or with respect to any material agreement contained in the Branford

Purchase Documents exists or has occurred. Borrowers have obtained all consents required for the valid and binding assignment of, and grant to Agent of a security interest in, the Branford Purchase Documents and such consents are in full force and effect.

     Section 9.  COVENANTS.

     9.1 Borrowers will not consent to or enter into any modification, alteration, amendment or cancellation of the Branford Purchase Documents or any agreement or instrument related thereto, or waive or release any rights, remedies or benefits of a Borrower under the Branford Purchase Documents or any agreement or instrument related thereto, without the prior written consent of Agent in each case. Borrowers will give prompt notice to Agent of any notice of default or any other notice under any of the Branford Purchase Documents at any time received by a Borrower promptly upon receipt thereof or sent by a Borrower or on its behalf concurrently with the sending thereof, in each case together with a complete copy of such notice. Borrowers shall promptly and faithfully abide by, perform and discharge in all material respects the obligations, covenants, conditions and duties which the Branford Purchase Documents provide are to be performed by a Borrower.

     9.2 Borrowers shall: (a) promptly notify Agent of any amounts required to be paid by or to a Borrower (or for its benefit) in connection with the Branford Purchase Documents, including as part of any purchase price adjustment,
(b) promptly notify Agent of each and every dispute with, proceeding or claim against, cause of action or litigation involving any Person for which a Borrower has or may have any right to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Branford Purchase Documents, (c) diligently enforce all rights to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Branford Purchase Documents, (d) promptly provide Agent with copies of all notices, demands, requests or other communications sent or received by, or on behalf of, a Borrower pursuant to the Branford Purchase Documents, as well as prior written notice of a Borrower's intention to exercise any power, right or remedy pursuant to the Branford Purchase Documents and (e) not take any action that adversely affects, in the good faith judgment of Agent, the rights of a Borrower under the Branford Purchase Documents in any material respect.

     9.3 In no event shall a Borrower, without the prior written consent of Agent, waive, release or discharge any of its rights or any of the obligations, duties or liabilities of any other party to any of the Branford Purchase Documents or compromise or settle any right or any claim or dispute with respect to any of its rights or any of the obligations, duties or liabilities of any other party to any of the Branford Purchase Documents. No such waiver, release, discharge, compromise or settlement shall be effective without the prior written consent of Agent.

     9.4 At any time an Event of Default exists or has occurred and is continuing, without limiting any other rights or remedies of Agent or Lenders, Agent shall have all rights and remedies under the Loan Agreement and the other Financing Agreements, the Uniform Commercial Code and other applicable law, and shall have the absolute right to enforce, in its name, any and all rights to indemnification or claim for damages or other relief or remedies, whether at law or in equity, arising under or in connection with the Branford Purchase Documents, or otherwise and apply the proceeds thereof to the Obligations in such order or manner as Agent shall determine. In order to effectuate the foregoing, each Borrower, for itself and its respective successors and assigns, hereby constitutes and appoints Agent and each officer and employee thereof (effective at any time an Event of Default exists or has occurred and is continuing) as its attorney-in-fact with power to assert claims and commence and prosecute suit against any Person or to settle or compromise any such claim or suit relating to any such right, claim, relief or remedy, and to sign and file any and all papers required in connection therewith and to take any and all other action which Agent may, in its good faith discretion, deem appropriate. Each Borrower hereby ratifies and approves all acts which Agent or any officer or employee thereof as attorney may do and this power of attorney, being coupled with an interest, is irrevocable as long as any of the Obligations remain outstanding.

     Section 10. CONDITIONS PRECEDENT. The consents and amendments contained herein shall only be effective upon the receipt by Agent of each of the following, in each case in form and substance reasonably satisfactory to Agent:

     10.1 an executed original or executed original counterparts of this Amendment No. 1 (as the case may be), duly authorized, executed and delivered by the respective party or parties hereto;

     10.2 all consents, waivers, acknowledgments and other agreements from third persons (other than Deposit Account Control Agreements and Collateral Access Agreements relating to those accounts and premises not identified on
Schedule 10.2 hereto) which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral of Haynes Wire, including, without limitation, the Branford Purchased Assets, in favor of Agent or to effectuate the provisions or purposes of this Amendment No. 1 and the other Financing Agreements;

     10.3 Deposit Account Control Agreements by and among Agent, Haynes Wire and each bank where Haynes Wire has a deposit account identified on Schedule
10.3 hereto, in each case, duly authorized, executed and delivered by such bank and Haynes Wire;

     10.4 the properly completed Information Certificate of Haynes Wire duly authorized, executed and delivered by Haynes Wire;

     10.5 (a) a copy of the Certificate of Incorporation of Haynes Wire, and all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (b) a copy of the By-Laws of Haynes Wire, certified by the Secretary of Haynes Wire, and (c) a certificate from the Secretary of Haynes Wire dated the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;

     10.6 Secretary's Certificates of Directors' Resolutions evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by Borrowers of this Amendment No. 1 and the agreements, documents and instruments to be delivered pursuant to this Amendment No. 1;

     10.7 original good standing certificates (or its equivalent) from the Secretary of State (or equivalent Governmental Authority) from each jurisdiction where Haynes Wire conducts business;

     10.8 a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 1, which any Borrower is required to obtain from any other Person;

     10.9 such opinion letter(s) of counsel to Borrowers with respect to the matters contemplated by this Amendment No. 1 and such other matters as Agent may reasonably request;

     10.10 lien and judgment search results for the jurisdiction of incorporation of Haynes Wire and each Seller, the jurisdiction of the chief executive office of Haynes Wire and each Seller and all jurisdictions in which assets of Haynes Wire and each Seller are located, which search results shall be in form and substance satisfactory to Agent;

     10.11 evidence of insurance and loss payee endorsement required hereunder and under the other Financing Agreements with respect to Haynes Wire and certificates of insurance policies and/or endorsement naming Agent as loss payee;

     10.12 a Pledge and Security Agreement by Haynes Parent in favor of Agent for the benefit of the Secured Parties, with respect to the pledge of all of the issued and outstanding shares of capital stock of Haynes Wire by Haynes Parent to Agent for the benefit of Secured Parties, duly authorized, executed and delivered by Haynes Parent;

     10.13 a Mortgage by Haynes Wire in favor of Agent, for the benefit of the Secured Parties, with respect to the Real Property of Haynes Wire acquired from Sellers, duly authorized, executed and delivered by Haynes Wire;

     10.14 Agent shall have received environmental audits of the Real Property of Haynes Wire to be subject to the Mortgage by Haynes Wire in favor of Agent conducted by an independent environmental engineering firm acceptable to Agent, and in form, scope and methodology satisfactory to Agent, confirming that (i) Haynes Wire (and its predecessor owner) is in compliance with all material applicable Environmental Laws and (ii) the absence of any material environmental problems;

     10.15 Agent shall have received, in form and substance satisfactory to Agent, a valid and effective title insurance policy issued by a company and agent acceptable to Agent: (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for protection of its interests;

     10.16 all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination or the release by any party of any interest in and to any of the Branford Purchased Assets, including, without limitation, a termination agreement duly authorized, executed and delivered by First-Citizens Bank and Trust Company and UCC termination statements for all UCC financing statements previously filed by any such person against a Seller, as debtor;

     10.17 evidence that the Branford Purchase Documents have been duly authorized, executed and delivered by and to the appropriate parties thereto and that the transactions contemplated under the terms and conditions of the Branford Purchase Documents have been consummated prior to or contemplated with the execution of this Amendment No. 1;

     10.18 true and complete copies of the Branford Purchase Documents and all notices, consents, instruments, documents and agreements relating thereto, including all exhibits and schedules thereto, all as duly executed and delivered by the parties thereto; and

     10.19 a Seller Acknowledgment Letter by Sellers in favor of Agent with respect to the Branford Purchase Documents, duly authorized, executed and delivered by Sellers.

     Section 11. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of a Borrower to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Loan Agreement and the other Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

     Section 12. PROVISIONS OF GENERAL APPLICATION.

     12.1 EFFECT OF THIS AMENDMENT. Except as expressly amended pursuant hereto and except for the consents expressly granted herein, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 1, the provisions of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one Agreement.

     12.2 GOVERNING LAW. The validity, interpretation and enforcement of this Amendment No. 1 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

     12.3 BINDING EFFECT. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by a Borrower or to entitle such Borrower to any other consent.

     12.4 FURTHER ASSURANCES. Each Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 1.

     12.5 HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

     12.6 COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile shall also deliver an originally executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 1.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                    CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL), as Agent and as Lender

                                    By: /s/ Vicky Geist
                                       ------------------------------

                                    Title:  Vice President
                                           --------------------------


                                    HAYNES INTERNATIONAL, INC.

                                    By: /s/ MARCEL MARTIN
                                       ------------------------------

                                    Title:  Vice President, Finance and CFO
                                           --------------------------------

                                    HAYNES WIRE COMPANY

                                    By: /s/ Marcel Martin
                                       ------------------------------

                                    Title: Vice President, Finance and CFO
                                          --------------------------------

BANK ONE, NA (Main Office Chicago)

By: /s/ James Gurgone
   -------------------------

Title: Director
      ----------------------

WESTERNBANK PUERTO RICO
BUSINESS CREDIT DIVISION

By: /s/ Miguel A. Vazquez
   -------------------------

Title: President, Westernbank Business Credit Division
      -------------------------------------------------

     [The Disclosure Schedules have been omitted from the Agreement as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is considered immaterial from an investor's perspective. The Registrant will furnish supplementally a copy of any of the schedules to the SEC upon request from the SEC.]